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                                                                   EXHIBIT 3.101

                                                                FILED
                                                         IN THE OFFICE OF THE
                                                     SECRETARY OF STATE OF TEXAS
                                                            JUN 29 1998
                                                         CORPORATIONS SECTION

                             ARTICLES OF CONVERSION

                                       OF

                      PATHOLOGY AFFILIATED SERVICES, L.L.C

     Pursuant to the provisions of Articles 10.08 through 10.11 of the Texas limited liability Company Act, the undersigned limited liability company adopts the following Articles of Conversion for the purpose of converting said limited liability company into a Texas corporation.

     1.   The undersigned limited liabiliiy company hereby certifies as follows:

          A. The name of the converting entity is Pathology Affiliated Services, L.L.C., which converting entity is organized as a limited liability company under the laws of the State of Texas,

          B.   A Plan of Conversion has been approved;

          C. An executed Plan of Conversion is on file at the principal place of business of the converting entity, located at 311 Camden, Suite 106, San Antonio, Texas 78215, and an executed Plan of Conversion will be on file, from and after the conversion, at the principal place of business of the converted entity, located at 311 Camden, Suite 106, San Antonio, Texas 78215; and

          D. A copy of the Plan of Conversion will be furnished by the converting entity (prior to the conversion) or the converted entity (after the conversion), on written request and without cost, to any shareholder, partner, or member of the converting entity or the converted entity.

          E. The converted entity will be liable for the payment of all franchise taxes and fees of the converting entity pursuant to
               Article 5.18(c) of the Texas Business Corporation Act and 10.03 of the Texas Limited Liability Company Act.

     2. The approval of the Plan of Conversion was duly authorized by all actions required by the laws under which the converting entity was organized and by its constituent documents.

     3. The converted entity shall be liable for the payment of all fees and franchise taxes as required by law.

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     EXECUTED the 26th day of June, 1998.

                                       PATHOLOGY AFFILIATED SERVICES, L.L.C, a
                                       Texas limited liability company

                                       By: /s/ William H. Hinchy
                                           ---------------------------------
                                           William H. Hinchy, M.D, President

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                               PLAN OF CONVERSION

                                       OF

                      PATHOLOGY AFFILIATED SERVICES, L.L.C.

     THIS PLAN OF CONVERSION (the "Plan of Conversion") is made and entered into on the 26th day of June, 1998, by Pathology Affiliated Services, L.L.C., a Texas limited liability company (the "Converting Entity").

                                   WITNESSETH:

     WHEREAS, the Converting Entity is a limited liability company organized and existing under the laws of the State of Texas;

     WHEREAS, the Members of the Converting Entity deem it advisable that the Converting Entity be converted into a Texas corporation (the "Converted Entity") in such a manner so that the Converting Entity shall continue to exist, without interruption, but in the organizational form of a Texas corporation rather than in the organizational form of a Texas limited liability company;

     NOW, THEREFORE, in consideration of the premises and of the agreements, covenants and provisions hereinafter contained, the Converting Entity hereby adopts the following Plan of Conversion:

     1. The name of the Converting Entity is Pathology Affiliated Services, L.L.C., a Texas limited liability company.

     2. The name of the Converted Entity is Pathology Affiliated Services, Inc., a Texas corporation.

     3. The Converting Entity is continuing is existence in the organizational form of the Converted Entity.

     4. The Converted Entity is to be a corporation organized under the laws of the State of Texas.

     5. The manner and basis of converting the membership interests of the Converting Entity into shares of stock of the Converted Entity is as follows.

          Each unit of membership interest in the Converting Entity shall be converted into one share of common stock of the Converted Entity.

     6. The Articles of Incorporation of the Converted Entity are attached as an Exhibit hereto and are incorporated herein by reference.

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     7.   Upon the conversion becoming effective as provided in the applicable laws of the State of Texas (the time when the conversion shall so become effective being sometimes herein referred to as the "Effective Date of the Conversion"):

          A. The Converting Entity shall continue to exist, without interruption, but in the organizational form of the Converted Entity rather than in its prior organizational form;

          B. All rights, title and interests to all real estate and other property owned by the Converting Entity shall continue to be owned by the Converted Entity in its new organizational form without reservation or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances;

          C. All liabilities and obligations of the Converting Entity shall continue to be liabilities and obligations of the Converted Entity in its new organizational form without impairment or diminution by reason of the conversion;

          D. All rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Converting Entity in their capacities as such in existence as of the Effective Date of the Conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if such conversion shall not have occurred;

          E. A proceeding pending by or against the Converting Entity or by or against any of the Converting Entity's interest holders or owners in their capacities as such may be continued by or against the Converted Entity in its new organizational form and by or against the prior interest holders or owners, as the case may be, without any need for substitution of parties;

          F. The membership interests and other evidences of ownership in the Converting Entity that are to be converted into membership interests, evidences of ownership, or other securities in the Converted Entity as provided in this Plan of Conversion shall be so converted, and if the Converting Entity is a domestic limited liability company, the former holders of membership interests in the domestic limited liability company shall be entitled only to the rights provided in this Plan of Conversion; and

          G. If, after the Effective Date of the Conversion, a shareholder, partner, member or other owner of the Converted Entity would be liable under applicable law, in such capacity, for the debts or obligations of the Converted Entity, such shareholder, partner, member, or other owner of the Converted Entity shall be liable for the debts and obligations of the Converting Entity that existed before the conversion takes effect only to the extent that such shareholder, partner, member or other owner:

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               1.   Agreed in writing to be liable for such debts or
          obligations;

               2. Was liable under applicable law, prior to the effectiveness of the conversion, for such debts or obligations; or

               3. By becoming a shareholder, partner, member or other owner of the Converted Entity, becomes liable under applicable law for existing debts and obligations of the converted entity.

     IN WITNESS WHEREOF, the Converting Entity has caused this Plan of Conversion to be executed AS of the date first written above.

                                         PATHOLOGY AFFILIATED SERVICES, L.L.C.,
                                          a Texas limited liability company


                                         By: /s/ William W. Hunchey
                                             -----------------------------------
                                             William W. Hunchey, M.D. President

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                            ARTICLES OF INCORPORATION

                                       OF

                       PATHOLOGY AFFILIATED SERVICES, INC.

     I, the undersigned natural person of the age of eighteen (18) years or more, being a citizen of the State of Texas, acting as an incorporator of a corporation (the "Corporation") under the Texas Business Corporation Act (the "Act"), adopt the following Articles of Incorporation for the Corporation.

                                   ARTICLE ONE

                                      NAME

     The name of the Corporation is PATHOLOGY AFFILIATED SERVICES, INC.

                                   ARTICLE TWO

                                   CONVERSION

     The Company is being organized pursuant to a plan of conversion. The name of the converting entity is Pathology Affiliated Services, L.L.C, whose address is 311 Camden, Suite 106, San Antonio, Texas 78215. The converting entity is a limited liability company which was formed on December 31, 1997, in the State of Texas

                                  ARTICLE THREE

                                    DURATION

     The period of the duration of the Corporation is perpetual.

                                  ARTICLE FOUR

                                    PURPOSES

     The purpose for which the Corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Act.

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                                  ARTICLE FIVE

                                  CAPITAL STOCK

     SECTION 1. AUTHORIZED SHARES. The aggregate number of shares which the Corporation shall have authority to issue is One Million (1,000,000) shares of common stock of the par value of Ten Cents ($0.10) each.

     SECTION 2. CUMULATIVE VOTING DENIED. No Shareholder shall have the right to cumulate his votes for the election of directors, but each share shall be entitled to one vote in the election of each director.

     SECTION 3. DENIAL OF PREEMPTIVE RIGHTS. No shareholder shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the stock or any rights or options of the Corporation which it may issue or sell, whether out of the number of shares authorized by these Articles of Incorporation or by amendment thereof or out of the shares of the stock of the Corporation acquired by it after the issuance thereof, nor shall any shareholder be entitled as a matter of right to subscribe for, purchase or receive any bonds, debentures or other securities which the Corporation may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertain to any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for, purchase or receive from the Corporation any shares of its capital stock; but all such additional issues of stock, rights and options, or of bonds, debentures or other securities convertible into or exchangeable for stock, or to which warrants shall be attached or appertain or which shall confer upon the holder the rights to subscribe for, purchase or receive any shares of stock, may be issued and disposed by the Board of Directors to such persons, firms, or corporations as in their absolute discretion they may deem

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advisable. The acceptance of stock in the Corporation shall be a waiver of any preemptive or preferential right which in the absence of this provision might otherwise be asserted by shareholders of the Corporation or any one of them.

                                   ARTICLE SIX

                  INITIAL CONSIDERATION FOR ISSUANCE OF SHARES

     The Corporation will not commence business until it has received for the issuance of shares consideration of One Thousand and No/100 Dollars ($1,000.00), consisting of money, labor done or property received.

                                  ARTICLE SEVEN

                       INITIAL REGISTERED OFFICE AND AGENT

     The post office address of the initial registered office of the Corporation is 711 Navarro, Sixth Floor, San Antonio, Texas 78205, and the name of the initial registered agent of the Corporation, at such address, is Stanley L. Blend.

                                  ARTICLE EIGHT

                            DATA RESPECTING DIRECTORS

     SECTION 1. BOARD OF DIRECTORS. The number of directors shall from time to time be fixed by the Bylaws of the Corporation. The number of directors constituting the initial Board of Directors is four (4) who need not be residents of the State of Texas or shareholders of the Corporation.

     SECTION 2. NAMES AND ADDRESSES The names and addresses of the persons who are elected to serve as directors until the first annual meeting of the shareholders, or until their successors shall have been elected and qualified, are:

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           NAME                           ADDRESS

     Dale E. Bennet, M.D.          311 Camden, Suite 106
                                   San Antonio, Texas 78215

     Stanley L. Blend              711 Navarro, Sixth Floor
                                   San Antonio, Texas 78205

     Merle W. Delmer, M.D.         311 Camden, Suite l06
                                   San Antonio, Texas 78215

     William W. Hinchey, M.D.      311 Camden, Suite 106
                                   San Antonio, Texas 78215

     SECTION 3. INCREASE OR DECREASE OF DIRECTORS. The number of directors may be increased or decreased from time to time by amendment to the Bylaws; but no decrease shall have the effect of shortening the term of any incumbent director. In the absence of a Bylaw fixing the number of directors, the number shall be four (4).

                                  ARTICLE NINE

                        TRANSACTIONS WITH THE CORPORATION

     Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding his or their participation in the action, if the fact of such interest shall be disclosed or otherwise known to the Board of Directors and the Board of Directors shall, nevertheless, authorize or ratify the contract or transaction, the interested director or directors to be counted in determining whether a quorum is present and to be entitled to vote on such authorization or ratification; and no director shall be liable to account to the Corporation for any profits realized by or from or through any such contract or

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other transaction by reason of interest therein when such contract or other transaction has been authorized or ratified in accordance with the foregoing. This Article Nine shall not be construed to invalidate any contract or transaction which would otherwise be valid in the absence of this provision.

                                   ARTICLE TEN

                                    LIABILITY

     A director of the Corporation is not liable to the Corporation or its shareholders or members for monetary damages for an act or omission in the director's capacity as a director, except that this shall not be construed to eliminate or limit the liability of a director for:

          (a) A breach of the director's duty of loyalty to the Corporation or its shareholders or members;

          (b) An act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

          (c) A transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

          (d) An act or omission for which the liability of a director is expressly provided for by an applicable statute.

                                 ARTICLE ELEVEN

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Texas Business Corporation Act, now or as hereafter amended, or any other applicable laws as may from time to time be in effect. In addition, the Corporation shall pay expenses incurred by such persons in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, where the requirements imposed

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by the Texas Business Corporation Act, now or as hereafter amended, are met. The
Corporation's obligation to indemnify and to prepay expenses under this Article Eleven shall arise, and al1 rights granted to the directors, officers, employees or agents hereunder, shall vest, at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed. Notwithstanding any other provision of these Articles of Incorporation of the Corporation, no action taken by the Corporation, either by amendment of the Articles of Incorporation of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Article Eleven which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken. Further, if any provision of this Article Eleven shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired.

                                 ARTICLE TWELVE

                             CONSENT OF SHAREHOLDERS

     Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

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                                ARTICLE THIRTEEN

                          DATA RESPECTING INCORPORATOR

     The name and address of the incorporator of the Corporation is:

          NAME                                        ADDRESS

     JULIE COBB PEREZ                         711 Navarro, Sixth Floor
                                              San Antonio, Texas 78205

     IN WITNESS WHEREOF, I have hereunto set my hand this 29th of June 1998.

                                           INCORPORATOR:


                                           /s/ JULIE COBB PEREZ
                                           -----------------------------------
                                           JULIE COBB PEREZ

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